Exhibit 10.2
THE TALBOTS, INC.

2003 EXECUTIVE STOCK BASED INCENTIVE PLAN

RESTRICTED STOCK AGREEMENT

November 20, 2007

The Talbots, Inc.
One Talbots Drive
Hingham, Massachusetts 02043

           The undersigned acknowledges receipt from The Talbots, Inc. (together with its subsidiaries, the “Company” or “Talbots”) of (i) this Restricted Stock Agreement providing the terms and conditions of a grant of restricted stock made on November 20, 2007 under the 2003 Executive Stock Based Incentive Plan, as amended and restated (the “Plan”), and (ii) a copy of the Plan.

           The restricted stock grant (the “Award”) is for 53,476 shares of Common Stock of the Company, $.01 par value (the “Restricted Stock”).

           The amount of $534.76 in full payment of the purchase price for each share of Restricted Stock (being $.01 per share) has been paid by the Company on behalf of the undersigned, as additional compensation to the undersigned.

           In consideration of the Company’s accepting this Agreement and delivering the shares of Restricted Stock provided for herein, the undersigned hereby agrees with the Company as follows:

1.	Restricted Period.

(a)
No Transfer of Shares.  During the period of time that any shares of Restricted Stock are unvested as set forth in paragraphs 1(b) below (the “Restricted Period”), such unvested shares shall not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, except by will or the laws of descent and distribution or as provided in this Agreement.

(b)
Vesting Period.  Except as otherwise provided below, the Restricted Stock subject to this Award shall vest as follows: (i) fifty percent (50%) on October 4, 2008 and (ii) fifty percent (50%) on October 4, 2009.

           2.           The Company will have the option to repurchase the Restricted Stock that has not yet vested at a price of $.01 per share, which price may be amended from time to time by the Compensation Committee of the Company (the “Committee”) at its discretion.  Such option will be exercisable with respect to such unvested shares of Restricted Stock (i) if the undersigned’s continuous employment for the Company or an Affiliate (as such term is defined below) shall terminate for any reason, except solely by reason of a period of Related Employment (as such term is defined in the Plan), or except as otherwise provided in paragraphs 3(a), 3(b) and 3(c) hereof, prior to the expiration of the Restricted Period with respect to such unvested shares of Restricted Stock, and (ii) if, on or prior to the expiration of the Restricted Period with respect to such unvested shares of Restricted Stock or the earlier lapse of this repurchase option with respect to such unvested shares of Restricted Stock, the undersigned has not paid to the Company an amount equal to any federal, state, local or foreign income or other taxes which the Company determines is required to be withheld in respect of such shares.  At your election, the Committee hereby authorizes you to satisfy any such withholding tax obligation in whole or in part by the Company withholding, or your transferring to the Company, shares of Common Stock of the Company in satisfaction of any such obligations, determined using the fair market value of such shares at the time of such vesting.  Any such shares of Common Stock delivered to the Company in satisfaction of all or any portion of such withholding taxes shall be appropriately endorsed for transfer and assignment to the Company.  In all events, no share shall be issued until full payment therefor has been delivered to and received by the Company.  Pursuant to the foregoing, and consistent with SEC Rule 10b5-1, the Company is hereby instructed to withhold as of each vesting date of the Restricted Stock a sufficient number of shares of Restricted Stock so vesting to satisfy all federal, state, local and foreign income, employment and other taxes which the Company determines is required to be withheld in respect of such Restricted Stock then vesting, determined based on the fair market value (as determined under the Plan) as of such vesting date.

Any attempt by the undersigned to dispose of any unvested Restricted Stock in contravention of the foregoing repurchase option of the Company shall be null and void and without effect.  If the Company’s repurchase option is not exercised by the Company with respect to any unvested shares of Restricted Stock within 120 days after the later of (i) the date the undersigned is finally removed from the payroll of the Company or its Affiliates or (ii) any later effective date of employment termination (in each case, including any period of challenge or appeal by the undersigned), such repurchase option shall terminate and be of no further force and effect.

           For purposes of this Agreement, “Affiliates” means all direct or indirect subsidiaries of the Company, including without limitation The J. Jill Group, Inc., as well as any other entity which is now or may later be directly or indirectly controlled by the Company.

3.	Death or Disability; Termination without Cause or for Good Reason; Change in Control.

(a)
If the undersigned has been in continuous employment for the Company or an Affiliate since the date on which the Award was granted, and while in such employment, the undersigned dies, or his employment is terminated by reason of disability (as such term is defined in Paragraph 12 of the Plan), and any such event shall occur prior to the end of the Restricted Period with respect to any unvested Restricted Stock, the Committee shall immediately cancel the repurchase option described in paragraph 2 hereof and any and all other restrictions on the unvested Restricted Stock subject to the Award; and such shares shall no longer be subject to the restrictions under paragraph 2 hereof and shall be deemed vested.

(b)
In the event that the undersigned’s employment is terminated without Cause (as defined below) by the Company or by an Affiliate, or in the event that the undersigned terminates his employment with the Company or an Affiliate for Good Reason (as defined below), in each case prior to the end of the Restricted Period, with respect to any unvested Restricted Stock, then (i) the Restricted Period shall be deemed to have expired on such date with respect to such unvested Restricted Stock, (ii) the Company agrees not to exercise any repurchase option described in paragraph 2 with respect to such unvested Restricted Stock and (iii) such shares shall therefore no longer be subject to the restrictions under paragraph 2 hereof and shall be deemed vested.

(c)
If a Change in Control Event (as such term is defined in the Plan) occurs prior to the end of the Restricted Period, with respect to any unvested Restricted Stock, then (i) the Restricted Period shall be deemed to have expired on such date with respect to such unvested Restricted Stock, (ii) the Company agrees not to exercise any repurchase option described in paragraph 2 with respect to such unvested Restricted Stock and (iii) such shares shall therefore no longer be subject to the restrictions under paragraph 2 hereof and shall be deemed vested.

(d)
For purposes of clarity, in the event that (i) the undersigned’s employment is terminated for Cause by the Company or by an Affiliate or (ii) the undersigned terminates his employment with the Company or an Affiliate without Good Reason, in each case prior to the end of the Restricted Period, then with respect to any then unvested Restricted Stock, the Company shall have the repurchase option described in paragraph 2 above.

“Termination without Cause,” “termination for Good Reason,” “termination for Cause” and “termination without Good Reason” shall have the meanings set forth in the amended Employment Agreement between you and the Company dated November 20, 2007 (“Employment Agreement”).

4.	Issuance and Repurchase of Restricted Stock.

Each certificate for Restricted Stock issued pursuant to this Award shall be deposited by the undersigned with the Company, together with a stock power endorsed in blank, or shall be evidenced in such other manner permitted by applicable law as determined by the Committee in its discretion.  If the Company chooses to exercise its option to repurchase unvested Restricted Stock as described in paragraph 2 hereof, title to such shares shall be deemed transferred to the Company without further action by the undersigned.  Contemporaneously with such transfer of title to such shares, the Company shall pay to the undersigned, or in the event of his death, his personal representative, as the case may be, the $0.01 per share purchase price for such shares of repurchased Restricted Stock.

5.           Certificates.

(a)	The undersigned acknowledges that all certificates evidencing shares of Restricted Stock of the Company issued pursuant to this Award and this Agreement shall bear a restrictive legend as follows:

“THE SHARES EVIDENCED BY THIS CERTIFICATE ARE PARTLY PAID AND ARE SUBJECT TO (i) RESTRICTIONS ON TRANSFER AND (ii) A REPURCHASE OPTION OF THE TALBOTS, INC.  UNDER CERTAIN CIRCUMSTANCES, PURSUANT TO THE PROVISIONS OF THE TALBOTS, INC. 2003 EXECUTIVE STOCK BASED INCENTIVE PLAN, AS AMENDED AND RESTATED, AND A RESTRICTED STOCK AGREEMENT DATED AS OF NOVEMBER 20, 2007 BY AND BETWEEN PHILIP H. KOWALCZYK AND THE TALBOTS, INC. THE PLAN AND THE AGREEMENT ARE AVAILABLE FOR INSPECTION AT THE PRINCIPAL OFFICES OF THE TALBOTS, INC.”

(Place date stamp)

(b)
The undersigned acknowledges that the certificate evidencing the shares of Restricted Stock delivered pursuant to this Agreement may be issued in several denominations.  The date appearing immediately below the legend on each stock certificate will be the date on which shares represented by such certificate are scheduled to become free of the restrictions as set forth in paragraph 1(b) above, subject to all of the other terms and conditions of this Agreement.

6.           Restriction.

The undersigned understands that the Company has filed with the Securities and Exchange Commission a Form S-8 registration statement under the Securities Act of 1933 with respect to the Plan and the shares covered by this Agreement.  The undersigned understands that once shares have become free of restrictions, new certificates will be issued by the Company’s transfer agent not containing the legend provided for in paragraph 5 hereof, and that the undersigned will be free to sell the shares of Common Stock evidenced by such certificates not bearing such legend, subject to applicable requirements of federal and state securities laws and the requirements of this Agreement.  The undersigned agrees that any such sales will be effected by means of a broker’s transaction using the facilities of the stock exchange where the Common Stock is then listed.  The Company will endeavor to keep such registration statement effective to permit such sale, but in the event the Company notifies the undersigned that such registration statement is not then effective, the undersigned agrees to refrain from sales of shares of Common Stock until such time as the Company advises him that such registration statement has become effective.

7.           Rights with Respect to Shares.

The undersigned shall have, after issuance of a certificate for the number of shares of Restricted Stock awarded and prior to the expiration of any Restricted Period (or the earlier repurchase of unvested shares of Restricted Stock by the Company), the right to vote the same and to receive dividends or other distributions made or paid with respect to such Restricted Stock, subject, however, to the options, restrictions and limitations imposed thereon pursuant to this Agreement and the Plan.

8.           Subject to Terms of the Plan.

This Agreement shall be subject in all respects to the terms and conditions of the Plan and in the event of any question or controversy relating to the terms of the Plan, the decision of the Committee shall be final and conclusive, except as expressly set forth in this Agreement or as expressly set forth in the Employment Agreement.

9.           Trading Black Out Periods.

By entering into this Agreement the undersigned expressly agrees that: (i) during all periods of employment of the undersigned with the Company or its Affiliates, or while the undersigned is otherwise maintained on the payroll of the Company or its Affiliates, the undersigned shall abide by all trading “black out” periods with respect to purchases or sales of the Company’s stock or exercises of stock options for the Company’s stock established from time to time by the Company (“Trading Black Out Periods”) and (ii) upon any cessation or termination of employment with the Company or its Affiliates for any reason, the undersigned agrees that for a period of six (6) months following the effective date of any termination of employment or, if later, for a period or six (6) months following the date as of which the undersigned is no longer on the payroll of the Company or its Affiliates, the undersigned shall continue to abide by all such Trading Black Out Periods established from time to time by the Company; provided that in no event shall the undersigned be prohibited from making a purchase or sale of the Company’s stock or exercising stock options for the Company’s stock if such sale, purchase or exercise is made pursuant to a written plan for trading securities within the meaning of Rule 10b5-1 under the Securities  Exchange Act of 1934, as amended (a “10b5-1 Trading Plan”), and such 10b5-1 Trading Plan is consistent with the Company’s insider trading policy and has been approved by the Company.

Executive:	/s/ Philip H. Kowalczyk
PHILIP H. KOWALCZYK

Agreed:

THE TALBOTS, INC.

By:	/s/ John Fiske
John Fiske III Senior Vice President, Human Resources